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                                                                     Exhibit 3.1


                                               ---------------------------------
For Ministry Use Only                             Ontario Corporation Number
a usage exclusif du ministere                  Numero de la compagnie en Ontario
                                               ---------------------------------
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                                                 RESTATED ARTICLES OF INCORPORATION
                                                         STATUTS MIS A JOUR
Form 5
Business
Corporations
Act               1. The name of the corporation is:                                   Denomination sociale de la compagnie:

                  -------------------------------------------------------------------------------------------------------------
                  CAPITAL ENVIRONMENTAL RESOURCE
                  -------------------------------------------------------------------------------------------------------------
Formula           INC./ RESOURCES ENVIRONNEMENTALES
numero 5          -------------------------------------------------------------------------------------------------------------
Loi sur aux       CAPITAL INC.
compagnies        -------------------------------------------------------------------------------------------------------------

                  2. Date of incorporation/amalgamation:                               Date de is constitution ou de la fusion:

                                                              25 MAY 1997
                  ------------------------------------------------------------------------------------------------------------------
                                                   (Day, Month, Year) (jour, mois, annee)

                  3. The address of the registered office is:                          Adresse du siege social:

                        1005 SKYVIEW DRIVE
                  ------------------------------------------------------------------------------------------------------------------
                  (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
                  (Rue et numero, ou numero de la R.R. ou s'il s'agit edifice a bureaux numero du bureau)

                        BURLINGTON, ONTARIO                                                               L7PSB
                  ------------------------------------------------------------------------------------------------------------------
                                    (Name of Municipality or Post Office)                                (Postal code/Code postal)
                               (Nom de la municipalite ou du bureau de poste)

                   4. Number (or minimum and maximum number) of                        Nombre (ou nombres minimal et maximal)
                      directors is:                                                    d'administrateurs:

                          MINIMUM OF 3; MAXIMUM OF 9

                   5. The director(s) is/are:                                          Administrateur(s):

                                                                                                                        Resident
                                                                                                                        Canadian
                                                                                                                        State
                   First name, initials and surname        Address for service, giving Street & No. or R.R. No.,        Yes or No
                   Prenom, initiales et nom de famille     Municipality and Postal Code                                 Resident
                                                           Domicile elu. y compris la rue et le numero, le numero       Canadien
                                                           de la R.R. ou le nom de la municipalite et le code postal    Qui/Non
                  ------------------------------------------------------------------------------------------------------------------
                     TONY BUSSERI                             1386 GREENEAGLE DRIVE                                       YES
                                                              OAKVILLE, ONTARIO L6M 2N3

                     KENNETH LEUNG                            17 PROSPECT PARK WEST                                        NO
                                                              BROOKLYN, NEW YORK 11215

                     ALLARD LOOPSTRA                          29 CULLUM DRIVE                                             YES
                                                              CARLISLE, ONTARIO L0R 1H2
[ILLEGIBLE]
Form 3               DAVID LOWENSTEIN                         1 PALACE PIER COURT, UNIT 2303                              YES
                                                              ETOBICOKE, ONTARIO M8V 3W9
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                                                                               2
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                   6. Restrictions, if any, on business the corporation may            Limites s'il y a lieu,
                      carry on or on powers the corporation may exercise.              imposees aux activites commerciales
                                                                                       ou aux pouvoirs de la compagnie.

                      None.


                   7. The classes and any maximum number of shares that                Categories et nombre s'il y a lieu, d'actions
                      maximal, the corporation is authorized to issue:                 que la compagnie est autorisee a emettre:

                      Unlimited number of common shares and unlimited number of Preferred Shares, issuable in series.
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                                                                               3
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                   8. Rights, privileges, restrictions and conditions (if any)         Droits, privileges, restrictions et
                      attaching to each class of shares and directors                  conditions, s'il y a lieu, [ILLEGIBLE] a
                      authority with respect to any class of shares which              chaque categorie d'actions et pouvoirs des
                      may be issued in series:                                         administrateurs relatifs a chaque categorie
                                                                                       d'actions qui peut etre emise en serie:

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                     See attached pages 3A to 3C

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                                                                              3A

                                   SCHEDULE A

I.    PREFERRED SHARES

      The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1.  Directors' Right to Issue in One or More Series

      The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2.  Ranking of the Preferred Shares

      The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all

                                                                              3B

such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

1.3.  Voting Rights

      Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

1.4.  Amendment With Approval of Holders of the Preferred Shares

      The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

1.5.  Approval of Holders of the Preferred Shares

      The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be

                                                                              3C

given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for the purpose.

      The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Shares held.

2.    COMMON SHARES

      The holders of the Common Shares shall be entitled to vote at all meeting of shareholders of the Corporation except meetings at which only the holders of the Preferred Shares as a class or the holders of one or more series of the Preferred Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

      After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon liquidation, dissolution or winding up, whether voluntary or involuntary, and any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

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                                                                              4.
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
                    9. The issue, transfer or ownership of shares                        L'emission, le transfert ou la propriete
                       is/is not restricted and the restrictions                         d'actions est/n'est pas [ILLEGIBLE]. Les
                       (if any) are as follows:                                          restrictions, s'il y a lieu, sont les
                                                                                         suivantes:


                       The issue, transfer, or ownership of shares is not restricted.


                   10. Other provisions, (if any):                                       Autres dispositions, s'il y a lieu:

                       None
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                                                                              5.
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                   11. These restated articles of incorporation correctly set          Les presents statuts mis a jour enoncet
                       out the corresponding provisions of the articles of             correctement les dispositions correspondantes
                       incorporation as amended and supersede the                      des status constitutifs relles qu'elles
                       original articles of incorporation and all the                  sont modifiees et remplacent les statuts
                       amendments thereto.                                             constitutifes et les modifications qui y ont
                                                                                       ete apportees.

                       These articles are signed in duplicates.                        Les presents statuts sont signes en double
                                                                                       exemplaire.


                                                                                       CAPITAL ENVIRONMENTAL RESOURCE INC./
                                                                                       RESOURCES ENVIRONMENTALES CAPITAL INC.
                                                                                       ---------------------------------------------
                                                                                                     (Name of Corporation)
                                                                                            (Denomination sociale de la compagnie)

                                                                               By: Par:
                                                                                       ---------------------------------------------
                                                                                          (Signature)       (Description of Office)
                                                                                          (Signature)       (Fonction)
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